UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/18/2009

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	56-1808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Research Triangle Park, NC 27713
(Address of principal executive offices, including zip code)

(919) 806-4682
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On May 18, 2009, Trimeris, Inc. (the "Company") entered into an agreement releasing the Company from $8.3 million in future lease obligations relating to an office and laboratory building formerly occupied by the Company. The released lease obligations were pursuant to an operating lease and therefore these liabilities are not reflected on the Company's balance sheet as most recently filed with the U.S. Securities and Exchange Commission on Form 10-Q on May 12, 2009. The total consideration paid by the Company for release of the future lease obligations was $1.8 million. At March 31, 2009, this $1.8 million payment had been escrowed and was reflected on the Company's balance sheet as reported on the most recently filed Form 10-Q in "Other current assets."

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 Sublease Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: May 19, 2009	By:	/s/ Michael A. Alrutz
Michael A. Alrutz
General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Sublease Termination Agreement